UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

LPL Investment Holdings Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street Boston MA	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 423-3644

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As previously announced, on November 23, 2010, LPL Investment Holdings Inc. (the “Company”), parent company of LPL Financial LLC (“LPL Financial”), an independent broker-dealer, closed its initial public offering (the “IPO”) of 15,657,482 shares of its common stock by selling stockholders. Prior to closing, the underwriters exercised their option to purchase an additional 1,565,748 shares of common stock from the Company and a selling stockholder. Including the over-allotment, the Company and selling stockholders sold a total of 17,223,230 shares of the Company’s common stock at a price to the public of $30.00 per share. Excluding shares offered by selling stockholders, after underwriting discounts and commissions and estimated offering expenses, the Company received net proceeds of $37.2 million.

As previously disclosed in the final prospectus filed with the Securities and Exchange Commission with respect to the IPO, the completion of the IPO will result in certain charges and benefits that will impact the Company’s fourth quarter 2010 financial results. To provide shareholders and other interested parties with an assessment of the impact these events will have in the Company’s fourth quarter, the Company is disclosing the following:

•	The Company recognized a onetime pre-tax share-based compensation expense of $222.0 million resulting from the release of restriction on restricted shares of common stock issued to certain advisors upon the closing of the IPO. The Company recorded a related tax benefit of $87.1 million.

•	The Company recognized approximately $4.6 million in pre-tax expenses incurred in connection with the IPO arising from underwriting, accounting, legal, printing and other miscellaneous costs.

•	The Company will also realize an income tax benefit resulting from (a) the exercise of non-qualified stock options and (b) the exercise of incentive stock options and subsequent sale of common stock resulting in a disqualifying disposition. Based on the IPO price of $30.00 per share, the Company expects the tax deduction available to be $383.0 million and the related tax benefit to be $150.2 million, resulting in total expected tax benefits in connection with the IPO of $237.3 million. The Company expects to realize $144.6 million of these tax savings as a result of the refund of taxes paid in 2008, 2009 and 2010 and the remaining $92.7 million over the next 18 to 24 months as it carries forward these tax losses.

•	Following the IPO, basic shares outstanding as of Dec. 14, 2010, were 108,701,426. As of December 14, 2010, there were 11,608,125 outstanding options, warrants and restricted stock units.

Because the Company files tax returns across multiple jurisdictions and tax laws are subject to change, there can be no assurance that the tax benefit amounts will not differ materially from the estimates above. This Current Report on Form 8-K does not disclose any additional information with respect to the Company’s fourth fiscal quarter, and the Company undertakes no obligation to update the information in this Current Report on Form 8-K to reflect subsequent developments with respect to the expenses and benefits disclosed above or with respect to its fourth fiscal quarter until its regularly scheduled earnings release.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Special note regarding forward-looking statements

This Current Report on Form 8-K contains forward-looking statements that convey the Company’s current expectations or forecasts of future events. Forward-looking statements include statements regarding the Company’s expected tax benefits and the timing of the realization of the disclosed tax savings. The words “estimate,” “expect,” “plan,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Any or all of the Company’s forward-looking statements in this Current Report may turn out to be inaccurate. Important factors that could cause the Company’s actual results to differ materially from the results expressed or implied by the forward looking statements including, but not limited to, changes in tax rates, changes in general economic and financial market conditions, fluctuations in the value of assets under management, effects of competition in the financial services industry, changes in the number of the Company’s advisors and their ability to effectively market financial products and services, the effect of current, pending and future legislation and regulation and regulatory actions. In particular, you should consider the numerous risks described in the “Risk Factors” section of the Company’s registration statement filed on Form S-1, as amended. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

By:	/s/ Robert J. Moore

	Name: Title:	Robert J. Moore Chief Financial Officer

Dated: December 17, 2010